UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Pkwy, Suite 300 Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 20, 2017, the board of directors of Cool Technologies, Inc. (the “Company”) granted warrants to purchase an aggregate of 2,250,000 of the Company’s common stock to directors and officers of the Company. Of the Warrants granted, warrants to purchase 1,250,000 shares of the Company’s common stock were granted to the Company’s non-employee directors and warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock were granted to the following named executive officers in the amounts indicated below:

Name	Number of Shares issuable upon exercise of the warrant
Quentin Ponder	400,000
Chief Financial Officer and Director

Judson Bibb	400,000
Vice President, Secretary and Director

Mark Hodowanec	200,000
Chief Technical Officer

The warrants may be exercised until September 20, 2020 and exercise price of the warrants is $0.08536. per share. The Warrants may also be exercised on a cashless basis pursuant to the formula set forth in the warrant.

The Company relied upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended with regard to the issuance of the warrants.

The Board also approved the payment of $100,000 to Timothy Hassett the Company’s chief executive officer and $100,000 to Mark Hodowanec, the Company’s chief technical officer in connection with the awarding of two new patents ($50,000 for each patent) and their assignment to the Company. The payments were added to accrued but unpaid salary.

Item 9.01 Financial Statements and Exhibits.

(d) The following documents are filed as Exhibits:

Exhibit	Description
4.1	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.
(Registrant)

Date: September 25, 2017	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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